FINANCIAL STATEMENTS



SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM U-1





CINERGY INVESTMENTS, INC.





AS OF JUNE 30, 1996



(Unaudited)



Pages 1 through 5
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
CINERGY INVESTMENTS, INC.
PRO FORMA STATEMENT OF INCOME
TWELVE MONTHS ENDED JUNE 30, 1996

                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                (dollars in thousands)
OTHER INCOME AND EXPENSES - NET
  Income taxes (credit)                                  $2,132            $5,250            $7,382
  Other - net                                              (647)                -              (647)
                                                          1,485             5,250             6,735

INCOME BEFORE INTEREST AND OTHER CHARGES                  1,485             5,250             6,735

INTEREST                                                    961            15,000            15,961

NET INCOME                                                 $524           ($9,750)          ($9,226)
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CINERGY INVESTMENTS, INC.
PRO FORMA BALANCE SHEET
AT JUNE 30, 1996

                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                (dollars in thousands)
ASSETS
CURRENT ASSETS
  Cash and temporary cash investments                   $13,533                 -           $13,533
  Accounts receivable                                     3,716                 -             3,716
  Accounts receivable from affiliated
    companies                                            21,482                 -            21,482
  Materials, supplies, and fuel - at average cost
    Other materials and supplies                            233                 -               233
  Prepayments and other                                     496                 -               496
                                                         39,460                 -            39,460
OTHER ASSETS
  Investment in Avon Energy Holdings                    457,567                 -           457,567
  Other                                                  (5,504)          350,000           344,496
                                                        452,063           350,000           802,063

                                                       $491,523          $350,000          $841,523

CAPITALIZATION AND LIABILITIES

COMMON STOCK EQUITY
  Common stock                                                -                 -                 -
  Paid-in capital                                       457,887           100,000           557,887
  Retained earnings                                       8,495            (9,750)           (1,255)
    Total common stock equity                           466,382            90,250           556,632

LONG-TERM DEBT                                                -                 -                 -
    Total capitalization                                466,382            90,250           556,632

CURRENT LIABILITIES
  Notes Payable                                               -           250,000           250,000
  Accounts payable                                        2,234                 -             2,234
  Accounts payable to affiliated companies               28,730                 -            28,730
  Accrued taxes                                            (807)           (5,250)           (6,057)
  Accrued interest                                            -            15,000            15,000
                                                         30,157           259,750           289,907

OTHER LIABILITIES
  Deferred income taxes                                  (5,562)                -            (5,562)
  Other                                                     546                 -               546
                                                         (5,016)                -            (5,016)

                                                       $491,523          $350,000          $841,523
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CINERGY INVESTMENTS, INC.
PRO FORMA STATEMENT OF CHANGES IN RETAINED EARNINGS
TWELVE MONTHS ENDED JUNE 30, 1996

                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                (dollars in thousands)
BALANCE JULY 1, 1995                                    ($2,412)                -           ($2,412)

  Net income                                                524            (9,750)           (9,226)
  Cumulative foreign currency translation adjust         10,383                 -            10,383

BALANCE JUNE 30, 1996                                    $8,495           ($9,750)          ($1,255)
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CINERGY INVESTMENTS, INC.

Pro Forma Consolidated Journal Entries to Give Effect to Cinergy
Corp.'s Proposed Investment of $100 Million in a Wholly-Owned
 Nonutility Subsidiary of Cinergy Investments, Inc., Cinergy Solutions, Inc.*

Entry No. 1

Other Assets                                                    **
  Paid -In Capital                                                   $100,000,000

To record capital contribution by Cinergy Corp. used to finance investment in Cinergy Solutions, Inc and to record corresponding consolidated assets of Cinergy Solutions, Inc.

Entry No. 2
Other Assets                                                    **
  Notes Payable                                                      $250,000,000

To record issuance of notes payable by Cinergy Solutions, Inc. and to record corresponding consolidated assets of Cinergy Solutions, Inc.

Entry No. 3
Interest expense                                                **
  Accrued interest                                                    $15,000,000

To record interest on notes payable issued by Cinergy Solutions, Inc. ($250,000,000 @ 6.0%)
Entry No. 4

Accrued taxes                                                   **
  Income taxes                                                         $5,250,000

To record reduction in income tax expense due to interest on notes payable issued by
Cinergy Solutions, Inc. ($15,000,000 @ 35%)
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